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                                                              EXHIBIT (h)(5)(b)

                               FOURTH AMENDMENT
                                      TO
                         FUND PARTICIPATION AGREEMENT

   The Fund Participation Agreement dated June 1, 1998 (the "Agreement") between American General Life Insurance Company ("Insurance Company") and each of Dreyfus Variable Investment Fund, The Dreyfus Socially Responsible Growth Fund, Inc., Dreyfus Stock Index Fund, Inc. (formerly known as "Dreyfus Life and Annuity Index Fund, Inc. [d/b/a Dreyfus Stock Index Fund]"), and Dreyfus Investment Portfolios is hereby amended as follows:

1. Exhibit A to the Agreement, a revised copy of which is attached hereto, is hereby amended to add Dreyfus Variable Investment Fund International Value Portfolio effective as of October 1, 2007.

2. That certain Amendment to Fund Participation Agreement effective October 31, 2003 ("Amendment") contained certain inaccuracies pertaining to (i) the date of the Agreement as referenced in the first paragraph which is hereby corrected to June 1, 1998 and (ii) separate account designations in paragraph 1.12 as set forth in paragraph (2) of the Amendment. The parties to the Agreement as referenced above hereby agree that the Amendment is applicable to the Agreement dated June 1, 1998. In addition, paragraph 1.12 is hereby deleted in its entirety and replaced with the following in order to correct the separate account designations:

   "'Separate Account' shall mean the American General Life Insurance Company Separate Account VL-R and the American General Life Insurance Company Separate Account D, both separate accounts established by Insurance Company in accordance with the laws of the State of Texas."

3. The New York Stock Exchange and National Association of Securities Dealers, Inc. have been consolidated into a new self-regulatory body called Financial Industry Regulatory Authority. Any and all references to New York Stock Exchange or NYSE and National Association of Securities Dealers, Inc. or NASD in the Agreement shall be changed to Financial Industry Regulatory Authority or FINRA, as appropriate.

4. American General Equity Services Corporation ("AGESC"), a Delaware corporation, is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and under any appropriate regulatory requirements of State law, and is a member in good standing of Financial Industry Regulatory Authority ("FINRA"), and is an affiliate of American General Securities Incorporated ("AGSI") and Insurance Company. AGESC ultimately replaced AGSI as distributor of the Contracts pursuant to a Distribution Agreement dated October 1, 2002. Therefore, all references to American General Securities Incorporated or AGSI in the Agreement shall be changed to American General Equity Services Corporation or AGESC, as appropriate, effective as of such date.

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5. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Fourth Amendment be effective as of the 1st day of October, 2007.

AMERICAN GENERAL LIFE INSURANCE COMPANY

                                        ATTEST:

By:                                     By:
       -------------------------------         -------------------------------
Name:                                   Name:
       -------------------------------         -------------------------------
Title:                                  Title:
       -------------------------------         -------------------------------

                                        (Corporate Seal)


ON BEHALF OF THOSE DREYFUS FUNDS LISTED
ABOVE AS PARTIES TO THE AGREEMENT

By:
       -------------------------
Name:  Michael A. Rosenberg
       -------------------------
Title: Secretary
       -------------------------

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                                   EXHIBIT A

                          LIST OF PARTICIPATING FUNDS
                            (as of October 1, 2007)

Dreyfus Investment Portfolios
   MidCap Stock Portfolio

Dreyfus Variable Investment Fund
   Developing Leaders Portfolio (formerly Small Cap Portfolio)
   International Value Portfolio
   Quality Bond Portfolio

The Dreyfus Socially Responsible Growth Fund, Inc.

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